UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MIX 1 LIFE, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

10575 N. 114th Suite 103

Scottsdale, AZ 85259

(Address of principal executive offices)

(480) 344-7770

(Registrant’s Telephone Number)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-170091

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class

to be so registered

___________________________________________________

Common Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Mix 1 Life, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1/A (File No. 333-170091), as amended and filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 1, 2011 (the “Registration Statement”).

Item 2. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit
Number	Description of Exhibit	Filing
3.01(a)	Articles of Incorporation filed with the Nevada Secretary of State on June 10, 2009	Filed with the SEC on October 22, 2010 as part of our Registration Statement on Form S-1.*
3.01(b)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on September 13, 2012	Filed with the SEC on October 3, 2012 as part of our Current Report on Form 8-K.*
3.01(c)	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on February 10, 2014	Filed with SEC on November 28, 2014 as part of our annual report on Form 10-K.*
3.02	Bylaws	Filed with the SEC on October 22, 2010 as part of our Registration Statement on Form S-1.*

* Incorporated herein by reference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: April 14, 2015	By:	/s/ Cameron Robb
Cameron Robb
President and Chief Executive Officer